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                                                                   Exhibit 4.5


                                  FLAG LIMITED
                          1998 LONG-TERM INCENTIVE PLAN

                            OPTION GRANT CERTIFICATE
                                  (Performance)

This Grant Certificate evidences the grant of an option pursuant to the provisions of the 1998 Long-Term Incentive Plan (the "Plan") of FLAG Limited (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Class B Common Stock of the Company (the "Shares") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions (capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan):

1.       Name of Grantee:

                  Stuart Rubin

2.       Number of Shares:

                  608,000 shares

3.       Exercise price per Share:

                  US$ 1.07

4.       Date of grant of this option:

                  March 31, 1998

5.       Expiration date of this option:

                  Tenth anniversary of the date of grant

6.       Vesting:

                  As of each of the first two fiscal year ends following the date of grant, the Chief Executive Officer of the Company shall determine, in his discretion based on the Grantee's performance during each such fiscal year, the number of Shares that become available for future vesting; provided, however, that as of the end of the first such fiscal year, no more than 304,000 shall become available for future vesting. The Shares subject to the option that became available for future vesting pursuant to the preceding sentence shall vest and be exercisable in two equal installments on each of the third and fourth anniversaries of the date of grant; provided that in the case of an initial public offering of any class of the Company's common shares ("IPO"), such Shares shall become fully vested and exercisable upon the later of the commencement of the IPO or the date they become available for future vesting pursuant to the preceding sentence. Notwithstanding the foregoing, (i) all Shares subject to the option shall become fully vested and exercisable immediately prior to any termination of the option pursuant to Section 6(b)(iv) of the Plan, (ii) 50% of all Shares subject to the option that have not yet become vested and exercisable shall become vested and exercisable immediately prior to any termination of the Grantee's employment with the Company and its subsidiaries initiated by the Company or any of its subsidiaries for reasons other than Cause or initiated by the Grantee for "good reason" (as defined below), except that if such termination occurs within three years following a "change in control" (as defined below), "100%" shall be substituted for "50%", (iii) 50% of all Shares subject to the option that have not yet become vested and exercisable shall become vested and exercisable immediately prior to any termination of the Grantee's employment with the Company and its subsidiaries that occurs prior to the third anniversary of the date of grant, and is by reason of the Grantee's death or is initiated by the Company or any of its subsidiaries because of the Grantee's disability, and (iv) all Shares subject to the option will vest and become exercisable on the eighth anniversary of the date of grant.

                  The term "good reason" shall have the meaning ascribed thereto in any employment agreement between the Company and the Grantee. If no such definition exists, then the provisions herein relating to good reason shall be disregarded. A change in control shall be deemed to have occurred upon: (a) any "person"as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company or any current shareholder of the Company or its affiliates (collectively the "Exceptions")) is or becomes the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%)




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                  of the combined voting power of the Company's then outstanding securities; (b) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), together with any shares owned by Exceptions, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than an Exception) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities shall not constitute a change in control of the Company; or (c) the stockholders of the Company approve a plan of liquidation of the Company or closing of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or to a person who is an Exception.

7.       Termination of employment:

                  The option shall terminate upon the earliest of (i) the expiration date, (ii) a termination of the Grantee's employment with the Company and its subsidiaries initiated by the Company or any of its subsidiaries for Cause, (iii) a material breach by the Grantee of any non-compete and confidentiality agreement between the Grantee and the Company
                  (iv) 30 days following the Grantee's termination of employment with the Company and its subsidiaries initiated by the Grantee (other than for good reason or by reason of death), or (v) one year following the Grantee's termination of employment with the Company and its subsidiaries for reasons other than those specified in (ii) and (iv) above, provided that if the Company's common shares are not publicly traded at the time of such termination, such one year period shall be extended to the earlier of three years following such termination and one year following an IPO, and provided further that if at the end of the applicable period specified in this clause (v), an underwriter-imposed lock-up is in effect, the applicable period referred to in this clause (v) shall expire 90 days after the expiration of such lock-up. During any period following the Grantee's termination of employment, the option shall be exercisable only to the extent it was vested and exercisable as of such termination of employment.

8.       Conversion of Shares in the event of an IPO:

                  If, in connection with an initial public offering of common stock of the Company (other that the Class B Common Stock) or an affiliate of the Company, shareholders of Class B Common Stock are granted the right to convert their Class B Common Stock into the common stock being publicly offered, the Grantee shall have the right to convert this option to purchase Shares into an option to purchase the common stock being publicly offered on the same basis as a shareholder of Class B Common Stock, and the per share exercise price shall be adjusted accordingly (provided that the aggregate exercise price shall remain the same).

9.       Restrictions on Shares:

                  As permitted pursuant to Section 3(a)(vi) of the Plan, the Committee may condition the delivery of the Shares upon the Grantee's agreement to such restrictions on the Shares as the Committee shall determine, provided that such restrictions shall be no more restrictive than those imposed on other Class B shareholders. The Grantee hereby waives any rights he may have in connection with a transfer of shares of Class B Common Stock by any other shareholder.

10.      Piggyback Registration Rights:

                  If the Company (or an affiliate of the Company) intends to register securities of any of its shareholders for an offering to the public while the Grantee is employed by the Company or an affiliate of the Company or, thereafter, within one year after he has a right to exercise an option, the Company shall notify the Grantee of its intention to do so and, subject to such limitations as shall affect all selling shareholders equally and as may be imposed by any underwriter of such offering or by law, the Grantee may irrevocably elect to participate in such offering on a pari passu basis with any other selling shareholders based on the relative number of shares owned and options vested of each of such other selling shareholders (and its affiliates and permitted assigns) and the Grantee (the "Pari Passu Percentage"). Such participation shall be under the same terms and conditions as may apply to such other shareholders, provided that the Grantee shall not have any rights to select the underwriter or similar matters given to the other shareholders. The Grantee shall make any election within 30 days of receipt of such notice of intent to register by a writing given to the Secretary of the Company, which writing shall indicate his irrevocable election to sell in the intended offering, the number of Shares he wishes to sell and the portion thereof to be included by him. The Grantee's notice may not be for


                                        2

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                  less than 100 percent of the number of Shares of the Grantee which the Grantee could sell pursuant to Rule 144 or another exemption from securities law registration or pursuant to an S-8 (or similar registration statement) then effective (an "Alternative Sales Means") within the next six months. The Grantee shall be responsible for delivery of the Shares covered by the notice on a timely basis. The Company shall only have to give notice of intent to register under this paragraph to the Grantee and any notice of intent to participate shall only be valid if received from the Grantee (or in the event of his death, his executor). The Company may at any time abandon any offering. The Company or the underwriter may at any time cutback (including, without limitation, limiting the amount to the extent a prior amount had not been specified) on the number of shares in any offering in which the Company is offering shares and the underwriter may at any time cutback (including, without limitation, limiting the amount to the extent a prior amount had not been specified) on the number of shares to be offered by shareholders in any offering in which the Company is not also offering shares. In either such case the Grantee's Shares to be offered shall be proportionately reduced so that the amounts offered by the Grantee and by other shareholders (and their affiliates and permitted assigns) satisfy the Pari Passu Percentage. The Grantee shall have no right to participate in any offering by the Company that does not include any shares owned by other shareholders and the provision of this paragraph shall not apply to any registration on Form S-8, or otherwise with regard to securities of compensatory plans of the Company. The Grantee shall sign such underwriting and other agreements in the same forms as signed by the other participating shareholders.

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects.

At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price in cash or in such other form as permitted under the Plan, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.


FLAG LIMITED                                     AGREED TO AND ACCEPTED BY:



By: /s/ Name of Officer                           /s/ Stuart Rubin
   -------------------------------               -------------------------
                                                 Grantee


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


                                  FLAG LIMITED
                         1998 LONG-TERM INCENTIVE PLAN

                            OPTION GRANT CERTIFICATE

                               (Non-Performance)

This Grant Certificate evidences the grant of an option pursuant to the provisions of the 1998 Long-Term Incentive Plan (the "Plan") of FLAG Limited (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Class B Common Stock of the Company (the "Shares") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions (capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan):

1.   Name of Grantee:

          Stuart Rubin

2.   Number of Shares:

          1,000,000 shares

3.   Exercise price per Share:

          US$ 1.07

4.   Date of grant of this option:

          March 31, 1998

5.   Expiration date of this option:

          Tenth anniversary of the date of grant

6.   Vesting:

          The option shall vest and be exercisable in two equal installments on each of the third and fourth anniversaries of the date of grant; provided that (i) the option shall become fully vested and exercisable upon commencement of an initial public offering of any class of the Company's common shares ("IPO"), (ii) the option shall become fully vested and exercisable immediately prior to any termination of the option pursuant to Section 6(b)(iv) of the Plan, (iii) the option shall become vested and exercisable as to 50% of the unvested portion of the option immediately prior to any termination of the Grantee's employment with the Company and its subsidiaries initiated by the Company or any of its subsidiaries for reasons other than Cause or initiated by the Grantee for "good reason" (as defined below), except that if such termination occurs within three years following a "change in control" (as defined below), "100%" shall be substituted for "50%", and (iv) the option shall become vested and exercisable as to 50% of the unvested portion of the option immediately prior to any termination of the Grantee's employment with the Company and its subsidiaries that occurs prior to the third anniversary of the date of grant, and is by reason of the Grantee's death or is initiated by the Company or any of its subsidiaries because of the Grantee's disability.

          The term "good reason" shall have the meaning ascribed thereto in any employment agreement between the Company and the Grantee. If no such definition exists, then the provisions herein relating to good reason shall be disregarded. A change in control shall be deemed to have occurred upon: (a) any "person"as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company or any current shareholder of the Company or its affiliates (collectively the "Exceptions")) is or becomes the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; (b) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), together with any shares owned by Exceptions, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than an Exception) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities shall not constitute a change in control of the Company;
          or (c) the stockholders of the Company approve a plan of liquidation of the Company or closing of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or to a person who is an Exception.

7.   Termination of employment:

          The option shall terminate upon the earliest of (i) the expiration date, (ii) a termination of the Grantee's employment with the Company and its subsidiaries initiated by the Company or any of its subsidiaries for Cause, (iii) a material breach by the Grantee of any non-compete and confidentiality agreement between the Grantee and the Company (iv) 30 days following the Grantee's termination of employment with the Company and its subsidiaries initiated by the Grantee (other than for good reason or by reason of death), or (v) one year following the Grantee's termination of employment with the Company and its subsidiaries for reasons other than those specified in (ii) and (iv) above, provided that if the Company's common shares are not publicly traded at the time of such termination, such one year period shall be extended to the earlier of three years following such termination and one year following an IPO, and provided further that if at the end of the applicable period specified in this clause (v), an underwriter-imposed lock-up is in effect, the applicable period referred to in this clause (v) shall expire 90 days after the expiration of such lock-up. During any period following the Grantee's termination of employment, the option shall be exercisable only to the extent it was vested and exercisable as of such termination of employment.

8.   Conversion of Shares in the event of an IPO:

          If, in connection with an initial public offering of common stock of the Company (other that the Class B Common Stock) or an affiliate of the Company, shareholders of Class B Common Stock are granted the right to convert their Class B Common Stock into the common stock being publicly offered, the Grantee shall have the right to convert this option to purchase Shares into an option to purchase the common stock being publicly offered on the same basis as a shareholder of Class B Common Stock, and the per share exercise price shall be adjusted accordingly (provided that the aggregate exercise price shall remain the same).

9.   Restrictions on Shares:

          As permitted pursuant to Section 3(a)(vi) of the Plan, the Committee may condition the delivery of the Shares upon the Grantee's agreement to such restrictions on the Shares as the Committee shall determine, provided that such restrictions shall be no more restrictive than those imposed on other Class B shareholders. The Grantee hereby waives any rights he may have in connection with a transfer of shares of Class B Common Stock by any other shareholder.

10.  Piggyback Registration Rights:

          If the Company (or an affiliate of the Company) intends to register securities of any of its shareholders for an offering to the public while the Grantee is employed by the Company or an affiliate of the Company or, thereafter, within one year after he has a right to exercise an option, the Company shall notify the Grantee of its intention to do so and, subject to such limitations as shall affect all selling shareholders equally and as may be imposed by any underwriter of such offering or by law, the Grantee may irrevocably elect to participate in such offering on a pari passu basis with any other selling shareholders based on the relative number of shares owned and options vested of each of such other selling shareholders (and its affiliates and permitted assigns) and the Grantee (the "Pari Passu Percentage"). Such participation shall be under the same terms and conditions as may apply to such other shareholders, provided that the Grantee shall not have any rights to select the underwriter or similar matters given to the other shareholders. The Grantee shall make any election within 30 days of receipt of such notice of intent to register by a writing given to the Secretary of the Company, which writing shall indicate his irrevocable election to sell in the intended offering, the number of Shares he wishes to sell and the portion thereof to be included by him. The Grantee's notice may not be for less than 100 percent of the number of Shares of the Grantee which the Grantee could sell pursuant to Rule 144 or another exemption from securities law registration or pursuant to an S-8 (or similar registration statement) then effective (an "Alternative Sales Means") within the next six months. The Grantee shall be responsible for delivery of the Shares covered by the notice on a timely basis. The Company shall only have to give notice of intent to register under this paragraph to the Grantee and any notice of intent to participate shall only be valid if received from the Grantee (or in the event of his death, his executor). The Company may at any time abandon any offering. The Company or the underwriter may at any time cutback (including, without limitation, limiting the amount to the extent a prior amount had not been specified) on the number of shares in any offering in which the Company is offering shares and the underwriter may at any time cutback (including, without limitation, limiting the amount to the extent a prior amount had not been specified) on the number of shares to be offered by shareholders in any offering in which the Company is not also offering shares. In either such case the Grantee's Shares to be offered shall be proportionately reduced so that the amounts offered by the Grantee and by other shareholders (and their affiliates and permitted assigns) satisfy the Pari Passu Percentage. The Grantee shall have no right to participate in any offering by the Company that does not include any shares owned by other shareholders and the provision of this paragraph shall not apply to any registration on Form S-8, or otherwise with regard to securities of compensatory plans of the Company. The Grantee shall sign such underwriting and other agreements in the same forms as signed by the other participating shareholders. The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect.
          The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects.


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
          At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price in cash or in such other form as permitted under the Plan, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.

FLAG LIMITED                                         AGREED TO AND ACCEPTED BY:

    /s/ Name of Officer                              /s/ Stuart Rubin
   ------------------------------                   ---------------------------
                                                    Grantee
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